Exhibit 99.1

Yih-Shyan (Wally) Liaw Joins Supermicro Board of Directors

SAN JOSE, Calif. – December 8, 2023 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a Total IT Solution Manufacturer for AI, Cloud, Storage and 5G/Edge, today announced the appointment of Yih-Shyan (Wally) Liaw to the Board of Directors.

“I am pleased to announce that Wally Liaw has been appointed to Supermicro’s Board as a Director," said Charles Liang, President and CEO. "As a Co-founder of Supermicro, Wally has excelled in leading Supermicro efforts in Strategic Business Development and Corporate Growth initiatives, and we look forward to his future contributions.”

Mr. Liaw co-founded the Company in 1993. From the Company’s founding until January 2018, Mr. Liaw was an employee and held various executive positions in the Company, including Senior Vice President of Worldwide Sales and Corporate Secretary. He was also a member of the Board of Directors from 1993 until January 2018. In January 2018, Mr. Liaw resigned from all his positions with the Company, including from the Board of Directors, during a period when the Company was not current in its filings with the Securities and Exchange Commission, and, following completion of an Audit Committee investigation, in connection with a restructuring of the Company’s sales organization as part of the Company’s remediation of material weaknesses in its internal control over financial reporting. From February 2018 until June 2020, Mr. Liaw was retired. From June 2020 until April 2021, Mr. Liaw was the president of 2CRSi Corporation, a company headquartered in Strasbourg, France that develops, produces and sells high-performance customized, environmentally-friendly servers. Mr. Liaw returned to the Company as a consultant in May 2021, advising the Company with respect to business development matters. In August 2022, Mr. Liaw returned to full-time employment with the Company as Senior Vice President, Business Development. Mr. Liaw holds an M.S. in Computer Engineering from University of Arizona, an M.S. in Electrical Engineering from Tatung Institute of Technology in Taiwan, and a B.S. degree from Taiwan Provincial College of Marine and Oceanic Technology.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the future contributions Mr. Liaw can make to the Company. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2023 and quarterly reports on Form 10-Q filed thereafter.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI, and 5G/Edge IT Infrastructure. We are a Total IT Solutions manufacturer with server, AI, storage, IoT, switch systems, software, and support services. Supermicro’s motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com

\